UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 19, 2009
MEDICAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number 001-32559

Maryland (State or other jurisdiction of incorporation or organization )	20-0191742 (I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL (Address of principal executive offices)	35242 (Zip Code)
Registrant’s telephone number, including area code
(205) 969-3755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On November 19, 2009, the Board of Directors of Medical Properties Trust, Inc. (the “Company”) amended and restated the bylaws of the Company, effective immediately, to, among other things, (a) reflect recent changes to the Maryland General Corporation Law, (b) take account of changes to the New York Stock Exchange rules, (c) address recent developments in public company governance, (d) clarify certain corporate procedures and (e) make certain other enhancements and technical corrections. Among the changes effected by the amendment and restatement are the following:
•	the deletion of the requirement that annual meetings be held in May of each year;

•	the clarification that the advance notice procedures apply to all stockholder proposals and nominations;

•	the expansion of information required to be provided by stockholders submitting proposals or director nominations to include the disclosure of synthetic positions or other types of derivatives;

•	revisions to provisions relating to special meetings requested by stockholders, including:
•	requiring a majority of all votes entitled to be cast to call a special meeting;

•	requiring the requesting stockholders pay the Company’s costs of holding the special meeting, including the costs of preparing and mailing proxy materials; and

•	allowing election of directors at special meetings of stockholders only if the Board of Directors has so determined.
•	the clarification that the Company may postpone a meeting of stockholders by announcement prior to the start of the meeting should the need arise;

•	the clarification that the presiding officer at a meeting of stockholders will be the sole arbiter of procedural matter, including restricting admission after the meeting’s start time, limiting attendance to stockholders of record or their proxies, limiting the time allotted to questions or comments, maintaining order and removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines;

•	revisions to the provision relating to director resignations to allow a resignation of a director to provide that it will be effective on the occurrence of a future event;

•	the clarification that attendance at a meeting of the Board of Directors for the express purposes of objecting that the meeting was not lawfully called or convened shall not constitute a waiver of notice;

•	the addition of a provision that provides that when a quorum is present at the beginning of a meeting of the Board of Directors, but enough directors have withdrawn to leave less than a quorum, the remaining directors may continue to transact business, but any action taken on behalf of the Board of Directors will require a majority of that number of directors necessary to constitute a quorum at such meeting;

•	the clarification that unanimous consent by directors may be given in writing or by electronic transmission;

•	the clarification that the Board of Directors may change the membership or fill any vacancy on a committee;

•	the clarification that the Board of Directors has the power to ratify any past actions or inactions by the Company, provided the matter could have been originally authorized by the Board of Directors;

•	the addition of provisions to address situations where shares might be issued or transferred without certificates;

•	the addition of provisions that provide that subsequent amendment of the indemnification and advancement of expenses provisions may not adversely affect the rights of directors or officers with respect to events or actions occurring prior to the amendment; and

•	the addition of limited liability companies to the list of entities as to which a director or officer may be indemnified for serving as a director, officer or other responsible person at the request of the Company.
          The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Company’s Second Amended and Restated Bylaws that is being filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Bylaws of Medical Properties Trust, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC. (Registrant)
By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Date: November 24, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Second Amended and Restated Bylaws of Medical Properties Trust, Inc.

4